Form of Guaranty

THIS GUARANTY (“Guaranty”) is made as of this [__] day of [__], 2019, by Protagenic Therapeutics Canada (2006) Inc., a corporation formed in 2006 under the laws of the Province of Ontario, Canada (the “Guarantor”), in favor of the individuals and entities set forth on Schedule I hereto (each, a “Lender” and collectively, the “ Lenders”), to guarantee all Obligations (as defined below) of Protagenic Therapeutics, Inc., a Delaware corporation and owner of one hundred percent (100%) of the equity of Guarantor (“Debtor”).

To secure the prompt and faithful payment and satisfaction of the Convertible Promissory Notes, dated as of ________, 20191, and executed by Debtor in favor of Lenders (the “Notes”), in the aggregate amount of Two Million Dollars ($2,000,000) due and owing to Lenders (the “Obligations”), Guarantor unconditionally, irrevocably and absolutely guarantees the full and prompt payment and satisfaction of the Obligations when due, whether by acceleration or otherwise, and at all times thereafter. Capitalized terms not otherwise defined in this Guaranty shall have the meanings set forth in the Notes.

All actions by Lenders hereunder may only be taken upon the written consent of a Holder Majority.

Lenders may, from time to time, and in accordance with the terms of this Guaranty, the Notes, Note Purchase Agreements and other Loan Documents, and without notice to Guarantor, take any or all of the following actions: (a) retain or obtain a Lien against any property, including the Guarantor Collateral (as defined below), to secure any of the Obligations or this Guaranty; (b) subject to the terms of the Note Agreement, retain or obtain the primary or secondary obligation extend or renew for one or more periods all or any part of the Obligations, whether or not longer than the original periods, or modify or alter any of the terms or provisions (including, by way of example and not limitation, the interest rate, maturity, or installment amount) of any of the Obligations, or accelerate or exchange any of the Obligations, or release Debtor or compromise any of the Obligations of any guarantor or any obligor with respect to any of the Obligations; (c) release its security interest or encumbrance in, or surrender, sell, transfer, exchange, substitute, dispose of, or otherwise deal with all or any part of any collateral, including the Guarantor Collateral; (d) discharge, release, compound or settle with Debtor or any guarantor as to the Obligations; (e) file, or elect not to file, a proof of claim against the estate of any bankrupt, insolvent, incompetent or deceased Debtor, guarantor or other person or entity; or (f) apply any and all amounts received by Lenders from whatever source on account of the Obligations toward the payment of the Obligations in such order as Lenders may from time to time elect.

At any time after a default by Debtor pursuant to the Note or any Loan Document(s), Lenders may sue Debtor or Guarantor or both to enforce the payment of any sum or for the performance of any of the Obligations, or for the recovery of damages, and without regard to the existence of additional causes of action. Guarantor shall pay Lenders for all attorneys’ fees and expenses and costs of collection reasonably incurred by it in collecting any of the Obligations. The rights, remedies, and benefits provided to Lenders shall be cumulative and shall not be exclusive of any other rights, remedies or benefits allowed by law, and may be exercised either successively or concurrently.

1 May need to be various dates, if more than one closing.

1

If default is made in the performance or satisfaction of any of the Obligations and such default continues beyond any applicable cure periods, Lenders may, at their option, and without further notice, declare the Obligations due and payable, sell any collateral, including the Guarantor Collateral, or any part of it, or cause it to be sold at public or private sale, and Lenders may become purchaser thereof at their option.

Guarantor waives demand, notice, protest, notice of acceptance of this Guaranty, notice of any loans made, extensions granted, renewals, collateral received or delivered, or other action taken in reliance on this Guaranty, all demands and notices in connection with the delivery, acceptance, performance, default or enforcement of any note, payment of which is guaranteed by this Guaranty, and all other demands and notices of any description.

This Guaranty is to be construed in accordance with and governed by the laws of the State of New York, without regard to principles of conflict of laws. Any term of this Guaranty may be amended and the observance of any term of this Guaranty may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the prior written consent of Lenders. Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Guaranty shall be made in accordance with Section 7(d) of the Note Purchase Agreement. If one or more provisions of this Guaranty are held to be unenforceable under applicable law, such provision shall be excluded from this Guaranty and the balance of the Guaranty shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms. The Guaranty may not be assigned without the prior written consent of Lenders.

[Signature Page Follows]

2

Guarantor has executed this Guaranty as of the date set forth above.

GUARANTOR

PROTAGENIC THERAPEUTICS CANADA (2006) INC.

By:
Name:
Title:

3